[FELDMAN MALL
 PROPERTIES, INC.
 LOGO]


                         CONTACT: FELDMAN MALL PROPERTIES, INC.
                                  Larry Feldman - Chairman & CEO
                                  -or-
                                  Thomas E. Wirth-EVP, Chief Financial Officer
                                  (516) 684-1239
                                  1010 Northern Blvd, Suite 314
                                  Great Neck, NY 11021

                                  FINANCIAL RELATIONS BOARD
                                  Scott Eckstein
                                  (212) 827-3766
                                  seckstein@frbir.com

   FELDMAN MALL PROPERTIES, INC. REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

                                       ***

         Conference Call to Discuss Results Will Be Held at 2:00 PM EST,
                           Tuesday, November 7, 2006
              Dial in: (800) 218-4007 or visit www.feldmanmall.com

GREAT NECK, N.Y.--NOVEMBER 7, 2006

RELEASE HIGHLIGHTS

     o 3rd Quarter FFO was $0.21 per diluted share as compared to $0.25 per diluted share in 3rd Quarter 2005

     o    Completed Colonie Center Mall joint venture agreement with Heitman

     o    Refinanced Colonie Center Mall with a $109.8 million construction loan

     o Extended a 144,000 square foot JCPenney anchor lease at the Stratford Square Mall through 2016

     o Executed 15,000 square foot lease with SEGA Entertainment at the Foothills Mall

FINANCIAL RESULTS

Feldman Mall Properties, Inc. (NYSE:FMP) today reported Funds From Operations ("FFO") totaling $3.0 million, or $0.21 per diluted share, for the third quarter ended September 30, 2006 as compared to $3.5 million, or $0.25 per diluted share, for the three months ended September 30, 2005. The Company's net loss for the three months ended September 30, 2006 was $1.8 million, or $0.14 per share, as compared to a loss of $1.1 million, or $0.09 per share, for the third quarter of 2005. The Company had 14.7 and 14.1 million weighted average common shares and operating partnership units outstanding during the third quarters ended September 30, 2006 and 2005, respectively.

For the nine months ended September 30, 2006, FFO totaled $9.1 million, or $0.62 per diluted share, as compared to $8.8 million, or $0.63 per diluted share, for the nine months ended September 30, 2005. Excluding the early extinguishment of debt during the second quarter of 2006 totaling approximately $0.3 million, FFO totaled $9.4 million, or $0.64 per diluted share. The Company's net income for the nine months ended September 30, 2006 was $21.2 million, or $1.62 per diluted share, as compared to a net loss of $0.6 million, or $0.05 per diluted share, for the nine months ended September 30, 2005. The Company had 14.7 and 14.0 million weighted average common shares and operating partnership units outstanding during the nine months ended September 30, 2006 and 2005, respectively. The results for the nine months ended September 30, 2006 includes a $29.4 million gain on the partial sale of the Foothills Mall.


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FELDMAN MALL PROPERTIES, INC.

REAL ESTATE AND FINANCING ACTIVITY

COLONIE CENTER MALL JOINT VENTURE

On September 29, 2006, the Company completed its joint venture with a subsidiary of Heitman LLC ("Heitman") in connection with the Colonie Center Mall located in Albany, New York. Under the terms of the Contribution Agreement, the Company contributed the property to FMP Colonie LLC, a new Delaware limited liability company (the "Joint Venture"). Heitman's contribution to the venture represents approximately 75% of the equity in the mall. The Company's contribution to the venture was valued at approximately $15.7 million, representing 25% of the equity in the property.

In connection with the transaction, the joint venture refinanced the property with a new construction loan facility with a maximum capacity commitment of $109.8 million. The mortgage loan bears interest at 180 basis points over LIBOR and matures in October 2008. The loan may be extended beyond 2008, subject to certain customary requirements for up to two additional years. In connection with the loan, the joint venture entered into a two-year interest rate protection agreement fixing the initial $50.7 million of the loan at an all-in interest rate of 6.84%. There are no amortization payments required in connection with this loan. The Company also repaid the existing $50.7 million first mortgage bridge loan on the mall.

The loan will not be closed and funded until certain lender closing conditions are satisfied and certain construction costs are confirmed. The lender has placed $10.2 million of the Company's net proceeds into escrow until these conditions are satisfied and the Company anticipates these conditions will be satisfied within 90 days of the loan closing.

The Company has also agreed to a cost guarantee with the joint venture related to certain costs of the mall's redevelopment project totaling approximately $46.0 million. If required, the Company will fund these additional costs as an additional capital contribution. We have committed to fund this guarantee through preferred capital contributions up to approximately $6.5 million and any additional required contributions will be made through subordinated capital contributions.

Feldman Mall Properties is the managing member of the joint venture and is responsible for the management, leasing and construction of the property and will charge customary market fees for such services.

LEASING ACTIVITY

FOOTHILLS MALL

The Company announced on November 6th the signing of a 15,000 square foot lease with SEGA Entertainment at the Foothills Mall. This is a 10-year lease for a new, to-be-built, facility consisting of a bar, dining and high-tech gaming facility. SEGA has chosen the Foothills Mall as its first location in the nation for its new concept.

STRATFORD SQUARE MALL

The Company is also announcing today that it has extended the JCPenney anchor lease at the Stratford Square Mall through 2016. The anchor lease, totaling approximately 144,000 square feet, was scheduled to expire in 2008. In addition to the lease extension, the Company received certain anchor pre-approvals that allow for specific areas of the mall to be redeveloped.

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FELDMAN MALL PROPERTIES, INC.

OTHER

The Company announced today that effective November 3, 2006, Jeff Erhart, the Company's General Counsel, is no longer employed by the Company. Mr. Erhart has served as the Company's General Counsel since January 2005 and the Company has not yet named a replacement. In connection with Mr. Erhart's termination, Mr. Erhart has forfeited his rights to receive any severance payment in exchange for a buyback of his stock and OP Units in the Company, totaling approximately 179,000 shares and OP Units, at a price of $9.75 per share.

QUARTERLY GUIDANCE

The Company's third quarter 2006 FFO results of $0.21 per diluted share were in line with its previous guidance of $0.21 to $0.24 per diluted share. The Company's results were at the low end of its guidance due to the following:

     - $0.9 million decrease because certain fees which have been billed and collected in connection with the Company's Colonie Center joint venture with Heitman which were included in our previous FFO guidance were deferred and were not included in the Company's quarterly FFO results. Although these fees have been billed and collected, the Company will include the fees in its $3.9 million deferred capital gain and therefore will not recognize the income as FFO. The Company anticipates that the recurring fees that will be generated from the ongoing service income will total approximately $0.5 million per quarter.

     - $1.2 million increase due to a reduction of a liability attributable to the Harrisburg earnout. The earnout is the liability that was originally recorded on the Company's books at the time of the IPO and which would be potentially be due to the sponsors in the event that the Company's returns exceeded a 15% IRR. The reduction in the Harrisburg earnout liability in this quarter was caused by the Company's reduction of the anticipated returns it will receive on the project. The decrease in the Company's anticipated return is due to an increase in the anticipated redevelopment costs and delays in the timing of certain redevelopment plans. The new liability to the sponsors (projected to be in excess of a 15% IRR to the Company) is $4.1 million.

     - $0.2 million decrease as interest expense was higher than anticipated due to lower interest capitalization because of delays in redevelopment activities.

     - $0.2 million decrease in property-level NOI from higher seasonal costs and lower cost reimbursement. The lower reimbursement revenue is due to certain leases being renewed that now exclude reimbursement provisions.

For the fourth quarter of 2006, the Company expects FFO to be in the range of $0.18 to $0.20 per diluted share.

CONFERENCE CALL

The Company's executive management team, led by Larry Feldman, Chairman and CEO, and Tom Wirth, EVP -CFO, will host a conference call and audio web cast on Tuesday, November 7, 2006 at 2:00 p.m. EST to discuss the financial results. The conference call may be accessed by dialing (800) 218-4007. No pass code is required. The live conference will be simultaneously broadcast in a listen-only mode on the Company's website at www.feldmanmall.com.

A replay of the call will be available for a limited time by dialing (800) 405-2236 and using the pass code 11074220, or individuals may access the replay via the Company's web site.

NON-GAAP FINANCIAL MEASURES

Feldman Mall Properties, Inc., consistent with real estate industry and investment community preferences, uses FFO as a supplemental measure of operating performance. The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (or loss) (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of depreciable properties, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

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FELDMAN MALL PROPERTIES, INC.


The Company considers FFO a supplemental measure for equity REITs and a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company's properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company's operating performance.

In order to provide a better understanding of the relationship with FFO and GAAP net income, a reconciliation of FFO to GAAP net income has been provided on page 6 of this release. FFO does not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income and is not necessarily indicative of cash available to fund cash needs.

During the November 7, 2006 conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used a non-GAAP financial measure and the comparable GAAP financial measure (net income) can be found on page 6 of this release.

*Financial Tables Attached

Feldman Mall Properties, Inc. acquires, renovates and repositions enclosed regional shopping malls. Feldman Mall Properties Inc.'s investment strategy is to opportunistically acquire underperforming malls and transform them into physically attractive and profitable Class A malls through comprehensive renovation and re-tenanting efforts aimed at increasing shopper traffic and tenant sales. For more information on Feldman Mall Properties Inc., visit the Company's website at www.feldmanmall.com.

The Company's portfolio, including non-owned anchor tenants, consists of seven regional malls aggregating approximately 7.1 million square feet of which the Company owns approximately 4.7 million square feet.

To receive the Company's latest news release and other corporate documents, please contact the Company at (516) 684-1239. All releases and supplemental data can also be downloaded directly from the Feldman Mall Properties website at: www.feldmanmall.com.

FORWARD-LOOKING INFORMATION

This press release contains forward-looking statements that involve risks and uncertainties regarding various matters, including, without limitation, the success of our business strategy, including our acquisition, renovation and repositioning plans; our ability to close pending acquisitions and the timing of those acquisitions; our ability to obtain required financing; our understanding of our competition; market trends; our ability to implement our repositioning plans on time and within our budgets; projected capital and renovation expenditures; demand for shop space and the success of our lease-up plans; availability and creditworthiness of current and prospective tenants; and lease rates and terms. The forward-looking statements are based on our assumptions and current expectations of future performance. These assumptions and expectations may be inaccurate or may change as a result of many possible events or factors, not all of which are known to us. If there is any inaccuracy or change, actual results may vary materially from our forward-looking statements.

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FELDMAN MALL PROPERTIES, INC.

                          FELDMAN MALL PROPERTIES, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS


(AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)                                            SEPTEMBER 30, 2006   DECEMBER 31, 2005
                                                                                     ------------------   -----------------
Assets:                                                                                  (Unaudited)
Investments in real estate, net                                                       $         310,265    $          396,108
Investment in unconsolidated real estate partnerships                                            17,257                 3,153
Cash and cash equivalents                                                                        37,071                14,331
Restricted cash                                                                                  16,960                 7,707
Rents, deferred rents and other receivables, net                                                  5,027                 5,763
Acquired below-market ground lease, net                                                           7,708                 7,811
Acquired lease rights, net                                                                        9,763                14,205
Acquired in-place lease values, net                                                               8,965                19,098
Deferred charges, net                                                                             3,868                 2,843
Other assets, net                                                                                 4,443                 4,466
                                                                                         --------------    ------------------
TOTAL ASSETS                                                                             $      421,327    $          475,485
                                                                                         ==============    ==================


LIABILITIES AND STOCKHOLDERS' EQUITY:
Mortgage loans payable                                                                   $      212,757    $          318,489
Junior subordinated debt obligation                                                              29,380                    --
Secured line of credit                                                                            4,000                    --
Due to affiliates                                                                                 4,067                 5,303
Accounts payable, accrued expenses, and other liabilities                                        20,681                19,672
Dividends and distributions payable                                                               3,347                 3,331
Acquired lease obligations, net                                                                   7,418                11,612
Deferred gain on property sales                                                                   8,282                    --
                                                                                         --------------    ------------------
Total liabilities                                                                               289,932               358,407

Minority interest                                                                                13,609                12,117


STOCKHOLDERS' EQUITY
Common stock ($0.01 par value, 200,000,000 shares authorized, 13,120,246 and
13,050,370 issued and outstanding at September 30, 2006 and December 31, 2005,
respectively)                                                                                       131                   131
Additional paid-in capital                                                                      120,259               119,643
Distributions in excess of earnings                                                             (3,650)              (15,912)
Accumulated other comprehensive income                                                            1,046                 1,099
                                                                                         --------------    ------------------
Total Stockholders' Equity                                                                     117, 786               104,961
                                                                                         --------------    ------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $      421,327    $          475,485
                                                                                         ==============    ==================


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FELDMAN MALL PROPERTIES, INC.

                          FELDMAN MALL PROPERTIES, INC.

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                         SEPTEMBER 30,
                                                           2006                2005             2006                2005
                                                          ---------------------------         --------------------------
REVENUE:
 Rental .........................................         $  9,643          $ 11,068          $ 32,120          $ 23,648
 Tenant reimbursements ..........................            4,030             5,095            15,695            12,047
 Management, leasing, and development services ..              183                90               440               356
 Interest and other income ......................            1,532               120             2,301               746
                                                          --------------------------------------------------------------
  Total Revenue .................................           15,388            16,373            50,556            36,797
                                                          --------------------------------------------------------------
EXPENSES:
 Rental property operating and maintenance ......            5,023             5,155            16,248            11,538
 Real estate taxes ..............................            1,661             1,907             6,231             4,423
Interest (including amortization of deferred
financing costs) ................................            3,880             4,195            13,183             7,799
 Loss from early extinguishment of debt .........               --                --               357                --
 Depreciation and amortization ..................            3,892             4,679            13,839             9,156
 General and administrative .....................            1,973             1,515             5,654             4,233
                                                          --------------------------------------------------------------
  Total Expenses ................................           16,429            17,451            55,512            37,149

 Equity in loss of unconsolidated real estate
partnerships ....................................             (370)             (216)            (654)             (292)
 (Loss) gain on partial sale of real estate .....             (571)               --            29,397                --
                                                          --------------------------------------------------------------
 Income (loss) before minority interest .........           (1,982)           (1,294)           23,787              (644)
 Minority interest ..............................              214               147            (2,580)               73
                                                          --------------------------------------------------------------
NET INCOME (LOSS) ...............................         ($ 1,768)         ($ 1,147)         $ 21,207          ($   571)
                                                          ==============================================================
Basic earnings per share ........................         ($  0.14)         ($  0.09)         $   1.66          ($  0.05)
                                                          ==============================================================
Diluted earnings per share ......................         ($  0.14)         ($  0.09)         $   1.62          ($  0.05)
                                                          ==============================================================
Basic weighted average common shares outstanding            12,811            12,410            12,804            12,316
                                                          ==============================================================
Diluted weighted average common shares and
  common share equivalents outstanding ..........           14,711            14,145            14,693            14,015
                                                          ==============================================================
FUNDS FROM OPERATIONS (FFO) CALCULATION:
Net income (loss) ...............................         ($ 1,768)         ($ 1,147)         $ 21,207          ($   571)

ADD:
Depreciation and amortization ...................            3,892             4,679            13,839             9,156
Joint venture FFO adjustment ....................              651               202             1,039               513
Minority interest of income (loss) ..............             (214)             (147)            2,580               (73)

LESS:
Loss (gain) on partial sale of real estate ......              571                --           (29,397)               --
Depreciation of non-real estate assets ..........             (113)              (95)             (201)             (197)
                                                          --------------------------------------------------------------
FFO, diluted ....................................         $  3,019          $  3,492          $  9,067          $  8,828
Debt extinguishment related to partial sale .....               --                --               357                --
                                                          ==============================================================
FFO, after debt extinguishment ..................         $  3,019          $  3,492          $  9,424          $  8,828
                                                          ==============================================================
FFO per share, diluted ..........................         $   0.21          $   0.25          $   0.62          $   0.63
                                                          ==============================================================
FFO per share, diluted, after debt extinguishment         $   0.21          $   0.25          $   0.64          $   0.63
                                                          ==============================================================

OWNERSHIP INTERESTS:
Weighted average REIT common shares for basic
   net income per share .........................           12,811            12,410            12,804            12,316
Weighted average common stock equivalents and
   partnership units ............................            1,900             1,735             1,889             1,699
                                                          --------------------------------------------------------------
Weighted average shares and units outstanding ...           14,711            14,145            14,693            14,015
                                                          ==============================================================


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FELDMAN MALL PROPERTIES, INC.
ADD 6


                          FELDMAN MALL PROPERTIES, INC.

                              OPERATING STATISTICS

                               SEPTEMBER 30, 2006

                                                                                                                           SHOP
                                                                                                                          TENANT
                                                                                           SHOP            SHOP          BASE RENT
           PROPERTY              TOTAL       RENTABLE                   ANNUALIZED        TENANT         TENANTS            PER
          (OWNERSHIP            SQUARE        SQUARE          MALL          BASE          SQUARE        PERCENTAGE        LEASED
           INTEREST)             FEET        FEET (A)      OCCUPANCY        RENT           FEET         LEASED (B)        SQ. FT.
---------------------------   -----------   -----------   ------------  -------------   -----------    -------------    -----------
Stratford Square (100%)        1,300,000       629,000         91.0%     $5,990,680       485,000            60.5%        $ 25.00
Tallahassee Mall (100%)          966,000       966,000          96.1      7,249,332       204,000             79.0          24.13
Northgate Mall (100%)          1,100,000       577,000          93.1      7,804,935       315,000             67.6          23.92
Golden Triangle Mall (100%)      765,000       288,000          93.5      3,087,392       171,000             61.2          20.49
Foothills Mall (30.6%)           711,000       502,000          98.5      7,810,682       230,000             92.8          18.53
Colonie Center Mall (25%)      1,200,000       668,000          92.9      7,573,996       336,000             76.3          25.44
Harrisburg Mall (25.0%)          922,000       922,000          92.4      5,015,975       270,000             65.3          24.20
                              -----------    -----------  ------------  -------------   -----------    -------------    -----------
     Total/Weighted Avg.       6,964,000     4,552,000         93.9%    $44,532,992     2,011,000            71.8%         $23.10
                              ===========    ===========  ============  =============   ===========    =============    ===========

(A) - Represents owned square feet
(B) - Excludes temporary tenants


         LEASE              NUMBER OF       EXPIRING    % OF TOTAL      EXPIRING       ANNUALIZED                      EXPIRING
      EXPIRATION             EXPIRING       RENTABLE      SQ. FT.         BASE            BASE        % OF TOTAL       BASE RENT
         YEAR                 LEASES          AREA       EXPIRING         RENT            RENT         BASE RENT      PER SQ. FT.
------------------------   -------------   -----------  ------------   ------------  ---------------  -------------  --------------
                   2006              28        59,662          1.7%       $137,436       $1,649,233           3.7%        $  27.64
                   2007              74       255,028          7.4%        376,076        4,512,917          10.1%        $  17.70
                   2008              84       395,490         11.5%        402,666        4,831,987          10.9%        $  12.22
                   2009              63       157,532          4.6%        301,917        3,623,003           8.1%        $  23.00
                   2010              56       210,637          6.1%        326,473        3,917,677           8.8%        $   8.60
                   2011              54       235,177          6.8%        386,866        4,642,394          10.4%        $  19.74
                   2012              28       239,010          7.0%        214,494        2,573,927           5.8%        $  10.77
                   2013              34       295,305          8.6%        296,712        3,560,548           8.0%        $  12.06
                   2014              31       271,936          7.9%        333,989        4,007,865           9.0%        $  14.74
    2015 and thereafter              57     1,315,933         38.4%        934,454       11,213,441          25.2%        $   8.52
                           -------------   -----------  ------------   ------------  ---------------  -------------  --------------
        Portfolio Total             509     3,435,710        100.0%     $3,711,083      $44,532,992         100.0%        $  12.96
                           =============   ===========  ============   ============  ===============  =============  ==============





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